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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Registration Statement
Nos. 33-60551, 333-44711, 333-50051 and 333-82069 of Triarc Companies, Inc. on
Form S-8 and in the related Prospectuses of our report dated February 2, 2001, with respect to the consolidated financial statements of MCM Capital Group, Inc. as of December 31, 2000 and for each of the two years in the period then ended, included as Exhibit 99.1 to this Annual Report on Form 10-K for the fiscal year ended December 30, 2001.

                                          /s/ Ernst & Young LLP

Kansas City, Missouri
March 25, 2002

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